EXHIBIT 10.20

WARRANT EXCHANGE AGREEMENT

THIS WARRANT EXCHANGE AGREEMENT (the “Agreement”), dated as of January 23, 2012, between AirTouch Communications, Inc., a Delaware corporation (the “Company”), and Brightpoint, Inc. (“Holder”).

WHEREAS, the Holder owns warrants to purchase 3,593,407 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”) for $3.00 per share until two years from the original date of issuance (the “Warrants” or, the “Securities”).

WHEREAS, the Company has offered (the “Offer”) to exchange 449,176 shares of the Company’s Common Stock (the “Shares”) for the Warrants.

WHEREAS, the Company and Holder wish to enter into this Agreement for purposes of effecting the exchange of the Shares for the Warrants.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties agree as follows:

1. Delivery of Securities to the Company.  The Holder hereby delivers all the Securities held by such Holder to the Company, together with appropriate documents of transfer, in exchange for the Company’s issuance of a certificate representing the Shares registered in the name of the Holder.  The Holder agrees: (i) this tender shall thereafter be irrevocable; and (ii) that the Company may thereafter treat the Securities as canceled.

2. Further Assurances. In connection with the exchange of the Securities, the Holder, by entering into this Agreement, agrees to execute all agreements and other documents as reasonably requested by the Company to validly and lawfully effect the transactions contemplated by this Agreement.  Upon the issuance of the Shares set forth in Section 1 of this Agreement, the Holder releases and forever discharges the Company of and from all and all manner of actions, suits, debts, sums of money, contracts, agreements, claims and demands at law or in equity, that Holder had, or may have arising from the Warrants, except for the delivery of the Shares.

3. Waiver of Limitations in the Warrants.  For avoidance of doubt concerning the interpretation of Section 7 of the Warrants entitled “Limitation on Exercise” neither this Offer nor the execution and delivery of this Agreement by the Holder shall be deemed to be a “right to acquire” Common Stock of the Company until the Company executes this Agreement, all conditions of the closing of this Offer have been fulfilled and the Shares issued.  In addition, the Holder hereby waives: (1) prior notice of issuance of the Shares contained in Section 7 of the Warrant (requiring the Company to give the holder notice at least 61 days prior to the effective date of the holder waiving the limitations on the Company’s issuance of shares of Common Stock); (2) the restriction upon the Holder’s percentage of ownership to not exceed 9.99% of the issued and outstanding Common Stock of the Company and (3) any application of the restrictions of Section 7 of the Warrants which would limit, hinder or delay the Company from issuing the Shares in exchange for the Securities.

4. Investor Representations and Warranties and Covenants.  Holder represents, warrants and covenants to the Company as follows:

a. No Registration. The Holder understands that the Shares have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”) by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Holder’s representations as expressed herein or otherwise made pursuant hereto.

b. Investment Intent. The Holder is acquiring the Shares, for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and such Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.  Such Holder further represents that it will not violate the Securities Act and does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to the Shares.

c. Investment Experience. Such Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and acknowledges that such Holder can protect its own interests. Such Holder has such knowledge and experience in financial and business matters so that such Holder is capable of evaluating the merits and risks of its investment in the Company.

d. Transfer Restrictions.  The Holder acknowledges that the Shares  have not been registered under the Securities Act, and may not be transferred unless (i) they are subject to a current and effective registration statement under the Securities Act, or (ii) the Holder shall have delivered to the Company an opinion of counsel, which counsel and opinion shall be reasonably satisfactory to the Company, to the effect that the securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; and (b) any sale of the securities made in reliance on Rule 144 promulgated under the Securities Act may be made only in accordance with the terms of said Rule, to the extent that such Rule is applicable.

e. Access to Data. The Holder and its advisors, if any, have been furnished with or have been given access to all materials relating to the business, finances and operations of the Company and any reasonably requested materials requested by the Holder.  The Holder and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management and have received complete and satisfactory answers to any such inquiries.

f. Accredited Investor. The Holder is an “accredited investor’ within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

g. Restrictive Legend. The Holder acknowledges and agrees that the Shares shall bear a restrictive legend and a stop-transfer order may be placed against transfer of any such securities except that the requirement for a restrictive legend shall not apply to shares sold pursuant to a current and effective registration statement or a sale pursuant Rule 144 or any successor rule

h. Authorization.

i. The Holder has all requisite power and authority to execute and deliver this Agreement, and to carry out and perform its obligations under the terms hereof.  All action on the part of the Holder necessary for the authorization, execution, delivery and performance of this Agreement, and the performance of all of the Holder’s obligations herein, has been taken.

ii. This Agreement, when executed and delivered by the Holder, will constitute valid and legally binding obligations of the Holder, enforceable in accordance with its terms except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

iii. No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Holder in connection with the execution and delivery of this Agreement by the Holder or the performance of the Holder’s obligations hereunder.

iv. Holder has not transferred or assigned any interest in the Warrants and is delivering the Securities of the Company free and clear of any liens, claims or encumbrance, whatsoever.

i. Tax Advisors. Such Holder has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such matters, such Holder relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Holder understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

5. All parties acknowledge and represent that: (a) they have read this Agreement; (b) they clearly understand the Agreement and each of its terms; (c) they fully and unconditionally consent to the terms of this Agreement; (d) they have had the benefit and advice of counsel of their own selection; (e) they have executed this Agreement, freely, with knowledge, and without influence or duress; (f) they have not relied upon any other representations, either written or oral, express or implied, made to them by any person; and (g) the consideration received by them has been actual and adequate.

6. This Agreement contains the entire agreement and understanding concerning the subject matter hereof between the parties and supersedes and replaces all prior negotiations, proposed agreement and agreements, written or oral.  Each of the parties hereto acknowledges that neither any of the parties hereto, nor agents or counsel of any other party whomsoever, has made any promise, representation or warranty whatsoever, express or implied, not contained herein concerning the subject hereto, to induce it to execute this Agreement and acknowledges and warrants that it is not executing this Agreement in reliance on any promise, representation or warranty not contained herein.

7. This Agreement may not be modified or amended in any manner except by an instrument in writing specifically stating that it is a supplement, modification or amendment to the Agreement and signed by each of the parties hereto.

8. Should any provision of this Agreement be declared or be determined by any court or tribunal to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be severed and deemed not to be part of this Agreement.

9. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to principles of conflicts of laws.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of California in the federal courts located in the state of California.  Both parties, and the individuals executing this Agreement and other agreements on behalf of the Company, agree to submit to the jurisdiction of such courts and waive trial by jury.  The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.

10. This Agreement may be executed in counterparts, each of which, when all parties have executed at least one such counterpart, shall be deemed an original, with the same force and effect as if all signatures were appended to one instrument, but all of which together shall constitute one and the same Agreement.

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IN WITNESS WHEREOF, the hereby executes this Agreement and tenders the Securities.

COMPANY: AIRTOUCH COMMUNICATIONS, INC., a Delaware corporation

By:	/s/ Jerome S. Kaiser
Jerome S. Kaiser
Chief Financial Officer

HOLDER:

BRIGHTPOINT, INC.

By:	/s/ Vincent Donargo
Vincent Donargo
Its:	Executive Vice President, Chief Financial Officer and Treasurer